Exhibit 10.1

Globix Corporation Amendment to Master Service Agreement

The changes, deletions and/or additions in this Amendment shall apply to the Master Service Agreement dated September 25, 2002 as addended by and between the parties hereto and are referenced by paragraph and/or attachment more specifically as follows:

1.	The attached Exhibit I shall be for a renewal of Services subject to the terms set forth therein for a Term of thirteen (13) months commencing September 1, 2004 with the first month thereof at no charge.

2.	Client shall be entitled to pricing for Goods and Services purchased from Globix on a most favored nations (“MFN”) basis. For avoidance of doubt, MFN shall mean pricing equal to that of a similarly situated Globix client purchasing a similarly sized IDC footprint, similar power consumption, bandwidth utilization, etc. at or about the time that pricing is established for such client.

3.	In the event that Globix receives a “going concern opinion” from its independent auditors or if Globix or its affiliates has knowledge that its independent auditors will disclaim to express such an opinion about Globix, Globix shall provide written notice to Client within ten (10) days. In such event, Client may terminate this Agreement by providing written notice at least ninety (90) days prior to the effective date of such termination upon the payment of accrued payment obligations up to the termination date, but without penalty or early termination fees whatsoever.

4.	Client shall have the right without early termination liability to eliminate units of power to its facilities upon thirty (30) days advance written notice.

Exhibit I

1.	The Exhibit I attached hereto shall be modified on the last page thereof to remove the provision for automatic renewal. Thus, the Service set forth therein shall terminate at the end of the Term stated on the first page thereof, unless terminated earlier in accordance with the Agreement or extended as mutually agreed between the parties.

In all other respects the Master Service Agreement as addended shall be in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this Amendment by their duly authorized representatives effective as of the latest of the two dates below.

Globix Corporation		Digital Impact, Inc.
139 Centre Street		177 Bovet Road
New York, NY 10013		San Mateo, CA 94402

Date:	9-29-04	Date:	9-30-04

By	/s/ Brett B. Jones	By	/s/ David Oppenheimer

Brett B. Jones			Name:	David Oppenheimer
General Manager — Western Region			Title:	CFO